Exhibit 99.1

          Digital Broadband Networks Inc. Provides Update on
               Projected Revenue and Earnings for 2004

    FLEMINGTON, N.J.--(BUSINESS WIRE)--Jan. 14, 2004--Digital Broadband Networks, Inc. (OTCBB:DBBD) www.dbni.net today announced that for fiscal year ending December 31, 2004, the Asiaco group of companies consisting of 10 companies is projected to contribute an additional $7.0 million to DBBD's projected consolidated revenue for 2004.
    Combined with the projected revenue of $18.0 million from its existing businesses, DBBD's projected consolidated revenue for 2004 is expected to reach $25.0 million. DBBD has also projected a net income of about $2.3 million in 2004, made up of $1.5 million contributed by its existing business and about $800,000 contribution from the 10 Asiaco companies.
    As of December 31, 2003, DBBD's Malaysian subsidiary, Asiaco Multi Corporation ("AMC") has acquired the businesses of 10 companies in the Asiaco group for $263,158. The 10 companies are: Asiaco Pack Trade, Asiaco Services, Asiaco Heavylift, Asiaco Engineering, Asiaco Transport, Asiaco Logistic, Asiaco Taiping, Asiaco Material Handling (East Coast), Asiaco Selangor and Asiaco Melaka. AMC is in the process of completing the acquisition of the remaining companies that form part of the Asiaco group of companies.
    The acquisition occurred in late December 2003 and will have no material impact on the revenue and earnings of DBBD for the year ended December 31, 2003.
    The following table shows DBBD's projected consolidated revenue and net income for 2004 and pro forma results for 2003. The 2003 proforma information is presented as a comparison and not as an indication of DBBD's estimated results for 2003. The 2003 proforma information is presented as if the acquisition of the 10 Asiaco companies had occurred January 1, 2003.


                                                  2003         2004
                                                Pro forma   Projected
                                                   $'000        $'000
Consolidated Revenue:
  From DBBD's existing businesses                 16,000       18,000
  From businesses of Asiaco group of companies     5,000        7,000
      Total                                       21,000       25,000

Consolidated Net Income:
  From DBBD's existing business                      850        1,500
  From businesses of Asiaco group of companies       500          800
      Total                                        1,350        2,300

    The above projection does not include revenue and earnings from Amove Resources and provision of secured shipping services by Index Quest. If not exercised, DBBD's option to acquire a 51% equity interest in Amove Resources will expire on January 31, 2004.

    About Digital Broadband Networks

    Digital Broadband Networks, Inc. and its subsidiaries are involved in development and integration of secured shipping solution, sale of biometrics security devices, delivery of value added applications and service and development of interactive multimedia content for the Internet. The group is also involved in the development and/or sale of specific products and applications that utilize the capacities of a broadband network. These include the EyStar SmartHome Console, broadband modems, biometrics systems and Internet-based cameras. For more information about the above products and services, please visit our websites, www.dbni.net and www.eystar.com.

    Safe Harbor Statement

    Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Company. Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Digital Broadband Networks does not undertake to update, revise or correct any forward-looking statements.

    L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

    CONTACT: Digital Broadband Networks, Inc.
             Valerie Looi, 011 (603) 7955 4582
             valerie.looi@dbni.net
                 or
             L.G. Zangani, LLC
             Leonardo Zangani, 908-788-9660
             leonardo@zangani.com